UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Lundin Mining Corporation
(Exact name of registrant as specified in its charter)

Canada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2101
855 West Georgia Street	V6C 3E8
Vancouver, British Columbia Canada
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates: not applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

The registrant hereby incorporates by reference herein the description of its common shares set forth under the heading "Item 7 – Description of Share Capital" in its Renewal Annual Information Form for the Year Ended December 31, 2006, which is Exhibit 99.1 to the Company’s Annual Report on Form 40-F for the Year Ended December 31, 2006, filed with the Commission as of April 3, 2007.

Item 2.

Exhibits

1.

Articles of Amalgamation of Lundin Mining Corporation.*

2.

Bylaws of Lundin Mining Corporation.*

3.

Form of certificate representing Lundin Mining Corporation common shares.*

______________________________

* filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LUNDIN MINING CORPORATION

Date: September 18, 2007	By: /s/ Karl-Axel Waplan
Name: Karl-Axel Waplan
Title: President and Chief Executive Officer